Exhibit 10.1
JOINDER AGREEMENT
     THIS JOINDER AGREEMENT (this “Agreement”), dated as of June 21, 2010, is by and among Man Group plc, a public limited company existing under the laws of England and Wales (“Man”), Escalator Sub 1 Inc., a Delaware corporation and a wholly owned subsidiary of Man (“Merger Sub”), GLG Partners, Inc., a Delaware corporation (“GLG”), Ogier Fiduciary Services (Cayman) Limited, acting solely in its capacity as trustee of Blue Hill Trust, a Cayman Islands STAR Trust (“Blue Hill”), Ogier Fiduciary Services (Cayman) Limited, acting solely in its capacity as trustee of Green Hill Trust, a Cayman Islands STAR Trust (“Green Hill”), Sage Summit LP, a UK partnership (“Sage Summit”), and Lavender Heights Capital LP, a Delaware limited partnership (“Lavender Heights”).
     WHEREAS, Man, Merger Sub and GLG are parties to an Agreement and Plan of Merger (the “Merger Agreement”) dated as of May 17, 2010;
     WHEREAS, Man and, Sage Summit, Lavender Heights and certain other stockholders of GLG (collectively, the “Selling Stockholders”) are parties to a Share Exchange Agreement (the “Share Exchange Agreement”) dated as of May 17, 2010;
     WHEREAS, Man, Merger Sub and the Selling Stockholders are parties to a Voting and Support Agreement (the “Voting and Support Agreement”) dated as of May 17, 2010;
     WHEREAS, Sage Summit and Blue Hill are parties to a Purchase Agreement (the “Sage Purchase Agreement”) dated as of the date hereof, pursuant to which it is contemplated that (i) Blue Hill shall purchase from Sage Summit all shares of common stock of GLG held by Sage Summit, which are subject to the Share Exchange Agreement and the Voting and Support Agreement, and (ii) Blue Hill shall become a party to and assume the rights and obligations of Sage Summit under the Share Exchange Agreement and the Voting and Support Agreement; and
     WHEREAS, Lavender Heights and Green Hill are parties to a Purchase Agreement (the “Lavender Purchase Agreement”) dated as of the date hereof, pursuant to which it is contemplated that (i) Green Hill shall purchase from Lavender Heights all shares of common stock of GLG held by Lavender Heights, which are subject to the Share Exchange Agreement and the Voting and Support Agreement, and (ii) Green Hill shall become a party to and assume the rights and obligations of Lavender Heights under the Share Exchange Agreement and the Voting and Support Agreement;
     NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Share Exchange Agreement Joinder. Each of Blue Hill and Green Hill hereby agrees that, upon execution of this Agreement and subject to the following sentence, (i) it shall become a party to the Share Exchange Agreement and shall have the benefit of and be bound by, and subject to, all of the rights, covenants, terms and conditions of the Share Exchange

Agreement as fully and the same as though each of Blue Hill and Green Hill was an original party thereto, and shall be subject to all the provisions and shall perform all the obligations of the Share Exchange Agreement (including Section 2.1 thereof) applicable to Sage Summit or Lavender Heights, as the case may be, as fully and the same as though performed by Sage Summit or Lavender Heights, as the case may be, and (ii) without limiting the generality of the foregoing, it hereby makes the representations and warranties in Article 3 of the Share Exchange Agreement of a “Stockholder” as defined in and under the Share Exchange Agreement. The parties hereto acknowledge and agree that, in accordance with the terms of the Share Exchange Agreement, for all purposes under the Share Exchange Agreement, each of Blue Hill and Green Hill shall be deemed to be a “Stockholder” and a “Service Partnership” as such terms are defined thereunder and Ogier Fiduciary Services (Cayman) Limited (“OFSCL”) shall be deemed to be a “Trustee Party” as such term is defined thereunder, with the full benefit of the provisions in the Share Exchange Agreement that apply to a “Trustee Party”. For the avoidance of doubt, each of Blue Hill and Green Hill is a purpose trust and currently does not have any beneficiaries as of the date hereof but may in the future have beneficiaries.
     2. Voting and Support Agreement Joinder. Each of Blue Hill and Green Hill hereby agrees that, upon execution of this Agreement and subject to the following sentence, (i) it shall become a party to the Voting and Support Agreement and shall have the benefit of and be bound by, and subject to, all of the rights, covenants, terms and conditions of the Voting and Support Agreement as fully and the same as though each of Blue Hill and Green Hill was an original party thereto, and shall be subject to all the provisions and shall perform all the obligations of the Voting and Support Agreement applicable to Sage Summit or Lavender Heights, as the case may be, as fully and the same as though performed by Sage Summit or Lavender Heights, as the case my be, and (ii) without limiting the generality of the foregoing, it hereby makes the representations and warranties in Article 2 of the Voting and Support Agreement of a “Stockholder” as defined in and under the Voting and Support Agreement. The parties hereto acknowledge and agree that, in accordance with the terms of the Voting and Support Agreement, for all purposes under the Voting and Support Agreement, each of Blue Hill and Green Hill shall be deemed to be a “Stockholder” as such term is defined thereunder and OFSCL shall be deemed to be a “Trustee Party” as such term is defined thereunder, with the full benefit of the provisions in the Voting and Support Agreement that apply to a “Trustee Party”.
     3. Consent. Man and Merger Sub hereby consent to the execution, delivery and performance of the Sage Purchase Agreement and the Lavender Purchase Agreement and the transactions contemplated thereby (including delivery of shares of GLG common stock), by Sage Summit and Lavender Heights, respectively, for purposes of Sections 5.5(a)(vi), 5.5(a)(viii), 5.5(a)(xi) and 5.5(a)(xviii) of the Merger Agreement, the Share Exchange Agreement and the Voting and Support Agreement.
     4. GLG Shares. Each of Sage Summit and Lavender Heights hereby represents and warrants to Man and Merger Sub that the dates and numbers of GLG Shares subject to the calculation of the number of Man Shares to be delivered by Blue Hill to Sage Summit or Green Hill to Lavender Heights, as applicable, as set forth on the applicable Schedule I to the Sage Purchase Agreement or Lavender Purchase Agreement, as the case may be, correspond to the true and correct vesting dates and applicable vested amounts under the Second Amended and

Restated Limited Partnership Agreement of Sage Summit or the Second Amended and Restated Limited Partnership Agreement of Lavender Heights, as applicable, in effect on May 17, 2010 (the “Limited Partnership Agreements”).
     5. Vesting and Other Terms. Each of Sage Summit and Lavender Heights hereby agrees that the purchase price to be received by Sage Summit from Blue Hill under the Sage Purchase Agreement or by Lavender from Green Hill under the Lavender Purchase Agreement, as applicable, shall be subject to the same vesting and other terms and conditions that were applicable to Sage Summit’s and Lavender Heights’ GLG Shares immediately prior to the closing of the Sage Purchase Agreement or Lavender Purchase Agreement, as applicable, except to the extent acceleration is necessary to permit payment of applicable taxes; provided, however, such purchase price and the payment dates of such purchase price may be adjusted to the extent that forfeitures and/or reallocations of membership interest held by certain members of Sage Summit or Lavender Heights occur after the date of this Agreement in accordance with the terms of the applicable Limited Partnership Agreement.
     6. Certification. Starting on December 31, 2010 and ending on the date on which the final purchase price installment is payable under the Sage Purchase Agreement or the Lavender Purchase Agreement, as applicable, on June 30 and December 31 of each year, each of Sage Summit, Lavender Heights, Blue Hill and Green Hill shall provide certifications to Man to the effect that it has not distributed Man Shares (or proceeds from the sale of Man Shares) other than in accordance with the provisions of the Sage Purchase Agreement, Lavender Purchase Agreement or the applicable Limited Partnership Agreement, as the case may be.
     7. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 7 shall be null and void.
     8. Further Assurances. Each party hereto shall, from time to time execute such other documents and agreements and provide such certificates as any other party hereunder may reasonably request to carry out and fulfill the transactions, and permit the exercise and assumption of, such rights and obligations as are contemplated hereunder.
     9. Headings and Counterparts. The descriptive headings of this Agreement are for convenience of reference only and do not constitute a part of this Agreement. This Agreement may be executed by facsimile or portable document format (pdf) transmission and in separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.
     10. Governing Law. All claims or causes of action (whether at law, in contract, in tort or otherwise) that may be based upon, arise out of or relate to this Agreement (including, without limitation, the negotiation, termination, performance or non-performance of this Agreement) or the execution of this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to any choice or conflicts of law principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware).
     11. Jurisdiction.
     (a) All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.
     (b) Without limiting other means of service of process permissible under applicable law, each of the parties hereto agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in the Share Exchange Agreement (as supplemented by this Agreement) shall be effective service of process for any suit or proceeding in connection with this Agreement. The consents to jurisdiction set forth in this Section 11 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this Section 11 and shall not be deemed to confer rights on any person other than the parties hereto. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
     12. Notices. For purposes of the Share Exchange Agreement and the Voting and Support Agreement, all notices, requests and other communications to be given or made to Blue Hill and Green Hill shall be delivered at the following addresses:
     If to Blue Hill, to:
Blue Hill Trust
c/o Ogier Fiduciary Services (Cayman) Limited
89 Nexus Way
Camana Bay
Grand Cayman KY1-9007
Cayman Islands

     If to Green Hill, to:
Green Hill Trust
c/o Ogier Fiduciary Services (Cayman) Limited
89 Nexus Way
Camana Bay
Grand Cayman KY1-9007
Cayman Islands
     13. Effective Time. This Agreement shall not become effective until the closing of the transactions contemplated by the Sage Purchase Agreement and the Lavender Purchase Agreement.
[Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MAN GROUP PLC
By:	/s/ Peter Clarke
	Name:	Peter Clarke
	Title:	Chief Executive

ESCALATOR SUB 1, INC.
By:	/s/ John B. Rouser
	Name:	John B. Rouser
	Title:	President

GLG PARTNERS, INC.
By:	/s/ Alejandro San Miguel
	Name:	Alejandro San Miguel
	Title:	General Counsel and Corporate Secretary

SAGE SUMMIT LP
By:	Sage Summit Ltd., its general partner

By:	/s/ Leslie J. Schreyer
	Name:	Leslie J. Schreyer
	Title:	Director

LAVENDER HEIGHTS CAPITAL LP
By:	Mount Garnet Limited, its general partner

By:	/s/ Leslie J. Schreyer
	Name:	Leslie J. Schreyer
	Title:	Director

OGIER FIDUCIARY SERVICES (CAYMAN) LIMITED,
acting solely in its capacity as Trustee of
BLUE HILL TRUST

By:	/s/ Fiona Barrie
	Name:	Fiona Barrie
	Title:	Authorized Signatory

By:	/s/ Inderjit Singh
	Name:	Inderjit Singh
	Title:	Authorised Signatory

OGIER FIDUCIARY SERVICES (CAYMAN) LIMITED,
acting solely in its capacity as Trustee of
GREEN HILL TRUST

By:	/s/ Fiona Barrie
	Name:	Fiona Barrie
	Title:	Authorized Signatory

By:	/s/ Inderjit Singh
	Name:	Inderjit Singh
	Title:	Authorised Signatory